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                                                                   Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Symbol Technologies, Inc. on Form S-8 of our report dated March 12, 2004 (which report expresses an unqualified opinion and include an explanatory paragraph relating to the change in method of accounting for goodwill and other intangible assets in 2002) appearing in the Annual Report on Form 10-K of Symbol Technologies, Inc. for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
New York, New York
May 10, 2004